UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2004

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA 22309
(Address of principal executive offices) (Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits

(a) In accordance with Item 7 (a) (4) of Form 8-K, and because it was impractical to provide the required financial statements for the acquired business at the time the Company’s current report on Form 8-K dated May 28, 2004 was filed, the audited financial statements for Beta Analytics, Incorporated (“BAI”) as of May 28, 2004 and June 30, 2003 and for the eleven months ended May 28, 2004 and the two years in the period ended June 30, 2003, and related Independent Auditors’ Reports thereon, are being filed as part of this Form 8-K/A.

(b) In accordance with Item (7) (b) (2) of Form 8-K, and because it was impractical to provide the required pro forma financial information for the acquired business at the time the Company’s current report on Form 8-K dated May 28, 2004 was filed, the Unaudited Pro Forma Combined Balance Sheet, the Unaudited Pro Forma Combined Statement of Operations, and Notes to Unaudited Pro Forma Combined Financial Statements are being filed as part of this Form 8-K/A.

(c) Exhibit 10.1 – Stock Purchase Agreement Stock by and among Analex Corporation, Beta Analytics, Inc. and other parties named in the agreement dated May 6, 2004. (incorporated by reference to the registrant’s Form 10-Q for the fiscal quarter ended March 31, 2004)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: August 9, 2004	By:	/s/ Sterling E. Phillips, Jr.
Sterling E. Phillips, Jr.
Chairman of the Board and Chief Executive Officer

Independent Auditor’s Report

To the Board of Directors

Beta Analytics, Inc. (T/A Beta Analytics International, Inc.)

Upper Marlboro, Maryland

We have audited the accompanying balance sheets of Beta Analytics, Inc. (T/A Beta Analytics International, Inc.) as of June 30, 2003 and 2002 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As more fully described in NOTE L, subsequent to the issuance of the Company’s 2003 and 2002 financial statements and our report thereon dated September 19, 2003, the Company filed a revised incurred cost submission for its overhead and general & administrative rates (G&A rate) for 2003 which reflected a reduction in the actual G&A rate which had the effect of reducing revenue for 2003. Our original report expressed an unqualified opinion on the 2003 and 2002 financial statements, and our opinion on the revised financial statements, as expressed herein, remains unqualified.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beta Analytics, Inc. (T/ A Beta Analytics International, Inc.) as of June 30, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    Soza Associates, P.C.

Certified Public Accountants

Annandale, Virginia

May 14, 2004

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

BALANCE SHEETS

June 30, 2003 and 2002

ASSETS

	2003	2002
CURRENT ASSETS
Cash	$634,432	$411,877
Accounts receivable	3,788,736	1,955,016
Officer and employee advance	229,152	81,124
Prepaid expenses	11,703	18,273
Other receivable	—	1,832

Total current assets	4,664,023	2,468,122

PROPERTY AND EQUIPMENT, AT COST
Building	155,664	155,664
Furniture, fixtures and equipment	493,264	467,750
Leasehold improvements	66,642	66,642
Capital leaded equipment	33,747	33,747

	749,317	723,803

Less accumulated depreciation	(321,157)	(259,924)

	428,160	463,879

Land	83,819	83,819

OTHER ASSETS
Investment	11,836	11,836

Total other assets	11,836	11,836

TOTAL ASSETS	$5,187,838	$3,027,656

The accompanying notes are an integral part of these financial statements.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

BALANCE SHEETS

June 30, 2003 and 2002

LIABILITIES AND STOCKHOLDERS EQUITY

	2003	2002
CURRENT LIABILITIES
Line of credit	$900,000	$524,000
Accounts payable	1,121,901	716,166
Accrued compensation and payroll taxes	1,336,100	495,132
Profit sharing contribution	200,000	324,000
Income taxes payable	53,599	—
Current portion of debt	97,382	116,768

Total current liabilities	3,708,982	2,176,066

NON-CURRENT LIABILITIES
Note payable	—	2,471
Mortgage payable	—	86,764
Capital lease obligations	—	10,621

		99,856

DEFERRED TAX LIABILITY	10,500	2,500

COMMITMENTS AND CONTINGENCIES	—	—

Total liabilities	3,719,482	2,278,422

STOCKHOLDERS’ EQUITY
Common stock – Class A; no par value; authorized 1,000 shares, issued and outstanding 424 shares in 2003 and 2002 (excluding 212 shares held in the treasury)	94,300	94,300
Common stock – Class B; no par value; authorized 1,000 shares, issued and outstanding 424 shares in 2003 and 2002	94,300	94,300
Retained earnings	1,279,756	560,634

Total stockholders’ equity	1,468,356	749,234
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,187,838	$3,027,656

The accompanying notes are an integral part of these financial statements.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

STATEMENTS OF OPERATIONS

For the Years Ended June 30, 2003 and 2002

	2003	2002
CONTRACT REVENUE	$28,318,707	$19,126,703

DIRECT CONTRACT COSTS
Direct labor	11,884,350	7,585,346
Subcontractors and consultants	4,802,954	2,213,157
Other direct costs	1,533,471	2,453,385

Total direct contract costs	18,220,775	12,251,888

GROSS MARGIN ON REVENUE	10,097,932	6,874,815

INDIRECT COSTS
Overhead expenses	4,836,867	3,148,606
General and administrative expenses	4,051,454	3,282,365

Total indirect costs	8,888,321	6,430,971

INCOME FROM OPERATIONS	1,209,611	443,844

OTHER INCOME (EXPENSES)
Interest income	2,186	2,482
Other income	114,008	4,809
Interest expense	(68,888)	(22,327)
Bad debt expense	(1,818)	(27,376)
Investment losses	—	(25,000)
Other expenses	(69,115)	(114,214)
Loss on disposal of assets	(19,862)	—

Total other income (expenses)	(43,489)	(181,626)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,166,122	262,218

PROVISION FOR INCOME TAXES
Current tax expense	439,000	107,960
Deferred tax expense (benefit)	8,000	(6,200)
	447,000	101,760

NET INCOME	$719,122	$160,458

The accompanying notes are an integral part of these financial statements.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

STATEMENTS OF CASH FLOWS

For The Years Ended June 30, 2003 and 2002

	2003	2002
Increase in Cash and Cash Equivalents

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$719,122	$160,458
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	94,277	78,131
Deferred tax provision	8,000	(6,200)
Loss on disposal of fixed assets	19,862	—
Investment loss	—	25,000
Change in assets and liabilities:
Accounts receivable	(1,833,720)	(851,101)
Prepaid expenses and other receivable	8,402	(4,765)
Officer and employee advances	(148,028)	(46,706)
Deposits	—	5,361
Due from officers	—	212,667
Accounts payable	405,735	353,483
Accrued compensation and payroll taxes	840,968	212,989
Accrued income taxes	53,599	(68,060)
Profit sharing contribution	(124,000)	(26,000)

Net cash provided by operating activities	44,217	45,267

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(78,420)	(362,060)

Net cash (used in) investing activities	(78,420)	(362,060)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	—	200,000
Principal payments on notes payable	(109,435)	(23,396)
Principal payments on capital lease obligations	(9,807)	(9,055)
Net proceeds from line of credit	376,000	524,000

Net cash provided by financing activities	256,758	691,549

NET INCREASE IN CASH	222,555	374,756

Beta Analytic, Incorporated

(T/A Beta Analytic International, Inc.)

STATEMENTS OF CASH FLOWS - CONTINUED

For The Years Ended June 30, 2003 and 2002

	2003	2002
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	411,877	37,121

CASH AND CASH EQUIVALENTS AT END OF YEAR	$634,432	$411,877

SUPPLEMENTAL CASH FLOW INFORMATION:

Actual cash payments for:
Interest	$68,888	$22,327

Federal and state income taxes	$385,401	$186,420

The accompanying notes are an integral part of these financial statements.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For The Years Ended June 30, 2003 and 2002

	Common Stock – Class A		Common Stock – Class B		Retained Earnings	Total
	Number of shares	Amount	Number of Shares	Amount
Balance at June 30, 2001	424	$94,000	424	$94,300	$400,176	$588,776

Net Income – 2002	—	—	—	—	160,458	160,458

Balance as June 30, 2002	424	94,300	424	94,300	560,634	749,234

Net Income – 2003	—	—	—	—	719,122	719,122

Balance at June 30, 2003	424	$94,300	424	$94,300	$1,279,756	$1,468,356

The accompanying notes are an integral part of these financial statements.

Beta Analytics. Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS

June 30, 2003 and 2002

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

1. Organization

Beta Analytics, Incorporated (T/A Beta Analytics International, Inc.) (the “Company”) is a closely held corporation incorporated under the laws of the Commonwealth of Pennsylvania in 1982 and recharted in Maryland in 1983. The Company is a security consulting firm. The majority of the Company’s contracts are with the Federal Government. The corporate headquarters are located in Upper Marlboro, Maryland.

2. Cash

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments with maturities of three months or less to be cash equivalents. The Company maintains cash balances at financial institutions which may exceed Federally insured limits. The Company has not experienced any losses related to the accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents,

3. Contract Revenue

Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of a fixed fee.

Revenue from fixed-price contracts is recognized under the percentage-or-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made for the anticipated loss on the date such determination is made.

Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue recognized on contracts for which billings have not been presented to customers at year end is included in the accounts receivable on the balance sheet as detailed in NOTE B.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30, 2003 and 2002

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

4. Property and Equipment

The cost of property and equipment, including capital leased equipment, is depreciated over the estimated useful lives of related assets using straight-line method. Depreciation expense for the years ended June 30,2003 and 2002 was $94,277 and $78,141, respectively.

The useful lives of property and equipment for purpose of computing depreciation are:

Building	39 years
Furniture, fixture, and equipment	5 – 7 years
Leasehold improvements	5 – 39 years

5. Income Taxes

Provisions for federal and state income taxes are calculated on reported pre-tax earnings based on current tax law. Such provisions differ from the amounts currently receivable or payable because certain items of income and expense are recognized in different time periods for financial reporting purposes than for income tax purposes.

6. Classification of Costs and Expenses

The Company classifies its costs and expenses into three categories: direct contract costs, overhead expenses and general and administrative expenses. These classifications are in accordance with agreements reached with the Defense Contract Audit Agency as to the rate structure the Company uses in billing government contracts.

7. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30, 2003 and 2002

NOTE B - ACCOUNTS RECEIVABLE

The accounts receivable classified as current consist mainly of billed accounts, retention and unbilled recoverable amounts under contracts in progress with governmental units, principally, the U.S. Departments of Defense and State. At June 30, 2003 and 2002, the components of accounts receivable were as follows:

	2003	2002
Billed receivables	$3,634,789	$1,235,900
Unbilled receivables	17,387	632,453
Retention	136,560	86,663

Total	$3,788,736	$1,955,016

The unbilled accounts receivable and retention relate to work performed in one year and billed in the next, billings pending contract completion and cost contracts which can only be invoiced upon completion of Federal government indirect cost audits.

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

NOTE C - OFFICER AND EMPLOYEE RECEIVABLES

1. Employee_Advances

The Company advances funds to employees for travel and other business expenses. The Company has also provided corporate credit cards to key employees. These funds and charges will be expensed upon receipt of the employees’ expense reports. The Company is reimbursed for any personal charges.

2. Due From Officers

The Company advanced $380,000 and $58,500 to an officer in fiscal years 2003 and 2002, respectively. The Company was paid back $312,740 and $212,667 in 2003 and 2002, respectively. The outstanding balance accrued simple interest at prevailing rates. The balance outstanding at June 30, 2003 and 2002 was $125,760 and $58,500, respectively.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30, 2003 and 2002

NOTE D - INVESTMENTS

The investments are stated at cost, which management believes approximates fair value. The investments are comprised of the following at June 30, 2003 and 2002:

	2003	2002
Advances to IAI, a company wholly owned by the Company’s shareholders.	$11,836	$11,836

	$11,836	$11,836

NOTE E - OBLIGATIONS

1. Line of Credit

In November 2002, the Company renewed a $2,500,000 line of credit arrangement with a financial institution. Under the current line of credit arrangement, interest is payable monthly at the Wall Street Journal prime rate plus 1%. The line is secured by the assets of the Company, direct assignment of certain government contracts and is personally guaranteed by the stockholders. The loan agreement requires the Company to maintain specified levels of working capital, tangible net worth and certain debt/worth ratios. The line is limited to 90% of eligible receivables under government contracts. The line of credit matures on November 6, 2003. The balance drawn on the line as of June 30, 2003 and 2002 was $900,000 and $524,000, respectively.

2. Note Payable

The Company had a note payable collateralized by a vehicle. The note, which carried an interest rate of 9.5% was repaid in fiscal year 2003.

3. Mortgage Payable

In May 2002, the Company purchased a building and secured a twenty-four month mortgage note for a portion of the purchase price. The obligation is payable in monthly installments of principal and interest totaling $8,954.52. The mortgage note has a stipulated interest rate of 7% and matures in April 2004. The outstanding balance at June 30, 2003 and 2002 was $86,761 and $203,532, respectively.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30, 2003 and 2002

NOTE F - LEASES

1. Operating Leases

The Company renewed operating leases for its offices which expire on various dates in 2004 and 2005. In January 2003, the Company signed a lease agreement for additional office space. The lease is for one year and expires on December 31, 2003. The Company also leases certain office equipment under operating leases which expire in 2003. The Company also leases several automobiles under twenty-four and thirty-six month leases which expire on various dates through March 2004. The Company expects that in the normal course of business, operating leases will be renewed, replaced by other operating leases or continued on a month-to-month basis.

The following schedule details the minimum rental payments required under noncancellable operating leases:

Year Ending June 30,	Amount
2004	$116,146
2005	69,740
2006	14,528
2007	3,378

Total	$203,792

Total rent expense for the years ended June 30, 2003 and 2002 was $55,794 and $84,143, respectively.

2. Capital Lease

The Company leases office equipment under a capital lease agreement which will expire in June 2004. The following schedule details payments required under this lease:

Year Ending June 30,	$11,087
Less: amount representing interest	(466)

Capital lease obligation – current	$10,621

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30, 2003 and 2002

NOTE G - RETIREMENT PLAN

The Company maintains a qualified 40 1 (k) profit sharing plan which provides retirement benefits to all of its eligible employees. Employees become eligible to participate in the plan upon meeting certain eligibility requirements. Employees may elect to make salary reduction contributions of their gross annual earnings limited to the lesser of $12,000 or 15% of compensation. The Company will provide a 50% match on the first 3% of an employee’s salary deferred to the 401 (k) plan. In addition, the Company may also make discretionary contributions at the option of the Board of Directors. The employees vest 20% per year beginning after two years of service, and are fully vested after six years in the discretionary contributions. The Company contributed $200,000 and $324,000 in discretionary contributions for the years ended June 30, 2003 and 2002, respectively.

The following schedule details the 401 (k) profit sharing plan’s net assets available for benefits:

	2003	2002
ASSETS
Investment – at fair market value
AXP Cash Management Fund A	$1,336,167	$784,474
AXP Selective Fund A	265,244	214,857
AXP Managed Allocation Fund A	291,079	248,141
AXP New Dimensions Fund A	731,921	592,402
AXP Growth Fund A	689,711	533,561
AXP International Fund A	26,352	18,543
AXP Small Company Index Fund A	100,061	39,185
Participant loans receivable	45,941	83,641

Total investments	3,486,476	2,514,804

Contributions receivable – employees	45,049	50,866
Contributions receivable - employer	207,803	333,292

Total Assets	3,739,328	2,898,962
LIABILITIES
Excess Contributions	49,078	26,484

NET ASSETS AVAILABLE FOR BENEFITS	$3,690,250	$2,872,478

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30,2003 and 2002

NOTE H - INCOME TAXES

The provision for taxes on income consists of the following:

Year Ended December 31,	2003	2002

Federal
Taxes paid or currently payable	$366,000	$90,600
Change in deferred taxes	7,030	(5,530)
State
Taxes paid or currently payable	73,000	17,360
Change in deferred taxes	970	(670)

Income tax provision	$447,000	$101,760

The following is a reconciliation of the tax derived by applying the U.S. federal statutory rate of 34% to the earnings before income taxes and comparing that to the recorded income tax provision:

Year Ended December 31,	2003	2002

Federal statutory tax	$396,000	$89,000
Non-deductible key man life insurance	8,000	1,000
Charitable contribution carried over	(5,000)	—
Interest on officer loan	—	4,000
State income tax provision, net of effect of federal tax	46,000	6,000
Other provision adjustments	2,000	2,000

Income tax provision	$447,000	$102,000

The components of net deferred tax liabilities at December 31 were as follows:

	2003	2002
Deferred tax asset	$—	$—
Deferred tax liability	10,500	2,500

Net deferred tax liability	$10,500	$2,500

At December 31, the deferred tax liability results from temporary differences associated with different methods of depreciation of fixed assets used for financial and tax purposes.

Net income tax payments were $385,401 and $108,181 in 2003 and 2002, respectively.

Beta Analytics, Incorporated

(T/A Beta Analytics International, Inc.)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

June 30, 2003 and 2002

NOTE I - CONTRACTS

Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. The Company’s rates are subject to audit on an annual basis by the government agencies’ cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Company will use for the periods audited.

The Company has reached final settlements on indirect rates through June 30, 2000. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Company’s financial position or results of operations for the period.

NOTE J - CONCENTRATIONS

1.	Cash

The Company maintains cash balances at various financial institutions, and these balances may, at times, exceed Federally insured limits. The Company has not experienced any losses related to these accounts and does not believe that it is exposed to any significant credit risk on cash and cash equivalents.

2.	Revenue and Account Receivable

The Company derives substantially all revenue from contracts with Federal government agencies.

NOTE K - COMPREHENSIVE INCOME

The Company has no items of other comprehensive income, therefore net income equals comprehensive income for the years ended June 30, 2003 and 2002.

NOTE L - SUBSEQUENT EVENTS

Subsequent to the issuance of the Company’s financial statements, the Company submitted a revised incurred cost submission for its overhead and general & administrative rates (G&A rate) for 2003 which reflected a reduction in the actual G&A rate. The effect was a reduction in revenue amounting to $139,900. The reduction of net income was $82,850 net of the tax effect of $57,050.

Report of Independent Registered Public Accounting Firm

Board of Directors

Beta Analytics, Inc.

We have audited the accompanying balance sheet of Beta Analytics, Inc. (a Maryland corporation) as of May 28, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beta Analytics, Inc. as of May 28, 2004, and the results of its operations and its cash flows for the eleven months then ended in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

July 1, 2004

McLean, Virginia

Beta Analytics, Inc.

Balance Sheet

May 28, 2004

Assets

Current Assets
Cash	$2,060,503
Accounts receivable	5,391,793
Prepaid expenses and other current assets	669,473

Total current assets	8,121,769

Property and Equipment, at Cost
Land	83,819
Building	155,664
Furniture, fixtures and equipment	637,636
Leasehold improvements	66,643
Automobile	13,446

957,208

Less accumulated depreciation	423,881

Property and equipment, net	533,327

Total Assets	$8,655,096

See accompanying notes.

Beta Analytics, Inc.

Balance Sheet

May 28, 2004

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit	$1,700,000
Accounts payable	267,607
Accrued compensation and payroll taxes	1,752,636
Income taxes payable	1,071,900
Other current liabilities	357,192

Total current liabilities	5,149,335

Non-Current Liabilities	64,740

Total Liabilities	5,214,075

Commitments and Contingencies

Stockholders’ Equity
Common stock – Class A; no par value; 1,000 shares authorized; 424 shares issued and outstanding (excluding 212 shares held in treasury)	94,300
Common stock – Class B; no par value; 1,000 shares authorized; 424 shares issued and outstanding (excluding 212 shares held in treasury)	94,300
Retained earnings	3,252,421

Total stockholders’ equity	3,441,021

Total Liabilities and Stockholders’ Equity	$8,655,096

See accompanying notes.

Beta Analytics, Inc.

Statement of Operations

For the Eleven Months Ended May 28, 2004

Contract Revenue	$32,208,886

Direct Contract Costs
Direct labor	14,404,918
Subcontractors and consultants	3,589,116
Other direct costs	1,009,400

Total direct contract costs	19,003,434

Indirect Costs
Overhead expenses	5,832,736
General and administrative expenses	4,137,231

Total indirect costs	9,969,967

Income from Operations	3,235,485

Other Income (Expense)
Interest income	33,134
Other income	16,605
Interest expense	(45,559)

Total other income	4,180

Income Before Provision for Income Taxes	3,239,665

Provision for Income Taxes	1,267,000

Net Income	$1,972,665

See accompanying notes.

Beta Analytics, Inc.

Statement of Stockholders’ Equity

For the Eleven Months Ended May 28, 2004

	Common Stock – Class A		Common Stock–Class B		Retained Earnings	Total
	Shares	Amount	Shares	Amount
Balance at June 30, 2003	424	$94,300	424	$94,300	$1,279,756	$1,468,356
Net Income	—	—	—	—	1,972,665	1,972,665

Balance at May 28, 2004	424	$94,300	424	$94,300	$3,252,421	$3,441,021

See accompanying notes.

Beta Analytics, Inc.

Statement of Cash Flows

For the Eleven Months Ended May 28, 2004

Cash Flows From Operating Activities
Net income	$1,972,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	102,580
Change in operating assets and liabilities:
Accounts receivable	(1,603,057)
Prepaid expenses and other current assets	(428,618)
Other assets	11,837
Accounts payable and accrued liabilities	(280,566)
Income tax payable	1,018,301
Other non-current liabilities	54,240

Net cash provided by operating activities	847,382

Cash Flows From Investing Activities
Purchase of property and equipment	(123,929)

Net cash used in investing activities	(123,929)

Cash flows From Financing Activities
Net proceeds from line of credit	800,000
Principal payments on notes payable	(97,382)

Net cash provided by financing activities	702,618

Net Increase in Cash and Cash Equivalents	1,426,071
Cash and Cash Equivalents at Beginning of Period	634,432

Cash and Cash Equivalents at End of Period	$2,060,503

Supplemental Cash Flow Information:
Cash paid for:
Interest	$45,559

Federal and state income taxes	$142,000

See accompanying notes.

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

1. Organization and Business Description

Beta Analytics, Inc. (BAI or the Company) was a closely held corporation incorporated under the laws of the Commonwealth of Pennsylvania in 1982 and recharted in Maryland in 1983. The Company is a security consulting firm. The majority of the Company’s contracts are with the federal government. The corporate headquarters were located in Upper Marlboro, Maryland.

On May 28, 2004, Analex Corporation (Analex), a public company, acquired BAI. Under the terms of the stock purchase agreement, Analex acquired all of the issued and outstanding stock of BAI. BAI will operate as a wholly owned subsidiary of Analex.

2. Basis of Presentation

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contract Revenue

Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an estimate of the applicable fee earned.

Revenue from fixed-price contracts is recognized as work is performed, with costs and estimated profits included in contract revenue. If actual and estimated costs to complete a contract indicate a loss, provision is made for the anticipated loss on the date such determination is made.

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

2. Basis of Presentation (continued)

Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue recognized on contracts for which billings have not been presented to customers at period end is included in the accounts receivable on the balance sheet as detailed in Note 3.

Fair Value of Financial Instruments

As of May 28, 2004, all financial assets and liabilities have fair values that approximate their carrying amounts.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with initial maturities of three months or less to be cash equivalents. The Company maintains cash balances at financial institutions, which may exceed federally insured limits. The Company has not experienced any losses related to the accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost and is depreciated over the estimated useful lives of related assets using the straight-line method. Depreciation expense for the eleven months ended May 28, 2004 was $102,580.

The estimated useful lives of property and equipment are as follows:

Building	39 years
Furniture, fixtures, and equipment	5 – 7 years
Leasehold improvements	shorter of the life of the improvement or the remaining life of the lease

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

Income Taxes

Deferred tax assets and liabilities represent the tax effects of temporary differences between tax and financial accounting bases of assets and liabilities and are measured using presently enacted tax rates. Deferred tax expense is the result of changes in the asset and liability for deferred taxes. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Concentrations of Risk

The Company derives substantially all revenue from contracts with federal government agencies.

% of Revenue
Department of Defense	93%
Federal Civilian Agencies	7%

Total Revenues	100%

% of Revenue
Missile Defense Agency	46%
Defense Advanced Research Projects Agency	25%
General Services Administration	13%
U.S. Army Technology Protection Center	9%
Other	7%

Total Revenues	100%

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

3. Accounts Receivable

Accounts receivable consists mainly of billed accounts, retention and unbilled receivable amounts under contracts in progress with customers, principally the U.S. Department of Defense. At May 28, 2004, the components of accounts receivable were as follows:

Billed receivables	$4,433,621
Unbilled receivables	721,165
Retention	237,007

Total	$5,391,793

The unbilled accounts receivable and retention relate to work performed in one period and billed in the next, billings pending contract completion and cost contracts which can only be invoiced upon completion of federal government indirect cost audits.

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

4. Prepaid Expenses and Other Current Assets

Employee Advances

The Company advances funds to employees for travel and other business expenses. The Company has also provided corporate credit cards to key employees. These funds and charges will be expensed upon receipt of the employees’ expense reports.

Due From Officers

The Company advanced $312,740 to an officer in fiscal year 2004. Total advances as of May 28, 2004 were $438,500, which included $125,760 outstanding at the beginning of the period. The outstanding balance accrued simple interest at prevailing rates. The balance outstanding at May 28, 2004, including $30,553 of accrued interest, was repaid in June 2004.

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

5. Line of Credit

The Company maintains a $3,500,000 line of credit arrangement with a financial institution. Under the agreement, interest is payable monthly at the Wall Street Journal prime rate plus 1% (5% as of May 28, 2004). The line is secured by the assets of the Company, direct assignment of certain government contracts and is personally guaranteed by the stockholders. The agreement requires the Company to maintain specified levels of working capital, tangible net worth and certain debt/worth ratios. The line is limited to 90% of eligible receivables under government contracts. The average balance for the period was $ 922,093. The highest balance for the period was $ 3,500,000. The balance drawn on the line as of May 28, 2004 was $1,700,000 and the entire outstanding amount was repaid concurrent with the closing of the acquisition by Analex.

6. Commitments and Contingencies

Leases

The Company leases office space under operating leases, which expire on various dates through 2007. The following schedule details the future minimum lease payments required under noncancellable operating leases for a calendar year period:

2004	$50,298
2005	30,973
2006	20,102
2007	9,396

Total	$110,796

Total rent expense for the eleven months ended May 28, 2004 was $77,338.

Contingencies

Billings under cost-based contracts are calculated using provisional rates, which permit recovery of indirect costs. The Company’s rates are subject to audit on an annual basis by the Defense Contract Audit Agency. The Company has reached final settlements on indirect rates through June 30, 2001. The Company periodically reviews its cost estimates and

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, adjustments resulting from audits of any cost-based contracts for the open years will not have any material effect on the Company’s financial position or results of operations.

Litigation

The Company is periodically a party to disputes arising from normal business activities. In the opinion of management, resolution of these matters will not have a material adverse effect on the financial position or future operating results of the Company.

7. Retirement Plan

The Company maintains a qualified 401(k) profit sharing plan which provides retirement benefits to all of its eligible employees. Employees become eligible to participate in the plan upon meeting certain eligibility requirements. Employees may elect to make salary reduction contributions of their gross annual earnings limited to 20% of their annual salary not to exceed Internal Revenue Service maximum contribution limits. The Company provides a 50% match on the first 6% of an employee’s salary deferred to the 401(k) plan. In addition, the Company may also make discretionary contributions at the option of the Board of Directors. Employees vest 20% per year beginning after two years of service, and are fully vested after six years. The Company made discretionary contributions of $100,000 for the eleven months ended May 28, 2004.

8. Income Taxes

Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the use of an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes for the eleven months ended May 28, 2004 consists of the following:

Current
Federal	$1,013,600
State	201,000

Beta Analytics, Inc.

Notes to the Financial Statements

May 28, 2004

Deferred
Federal	43,750
State	8,650

Provision for income taxes	$1,267,000

The following is a reconciliation of the tax derived by applying the U.S. federal statutory rate of 34% to the income before income taxes and comparing that to the recorded provision for income taxes:

Federal statutory tax	$1,101,500
Non-deductible key man life insurance	3,800
Penalties	1,300
State income tax provision, net of effect of federal tax	135,300
Other	25,100

Provision for income taxes	$1,267,000

The components of the net deferred tax liability at May 28, 2004 were as follows:

Deferred tax asset	$—
Deferred tax liability	62,900

Net deferred tax liability	$62,900

At May 28, 2004 the deferred tax liability results from temporary differences associated with different methods of depreciation of fixed assets used for financial and tax purposes.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Analex Corporation and BAI. The unaudited pro forma combined balance sheet as of March 31, 2004 gives effect to (i) the BAI Acquisition, including the Series B Financing, (ii) the Series A Transaction (defined below), and (iii) the conversion of the Senior Subordinated Notes as if they had occurred on March 31, 2004. The pro forma column gives effect to (i) and (ii) above, the pro forma as adjusted column gives effect to (iii) above. The unaudited pro forma combined statements of operations for the three months ended March 31, 2004, and the year ended December 31, 2003, give effect to the aforementioned transactions as if they had occurred on January 1, 2003. The pro forma column gives effect to (i) and (ii) above, the pro forma as adjusted column gives effect to (iii) above.

The BAI Acquisition was completed on May 28, 2004 and consists of the acquisition of all of the outstanding equity securities of BAI in exchange for $26,000,000 in cash, a $1,726,000 net working capital adjustment, and 1,832,460 shares of Common Stock valued at $3.33 per share. Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets and liabilities of BAI, based on their fair values as of the acquisition date. An accelerated amortization method will be used to amortize the intangible assets. Independent valuation specialists are currently conducting a valuation in order to assist management in determining the fair values of certain of these assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma combined financial statements. Subject to the final valuation, the actual amounts may differ from the information presented in these unaudited pro forma combined financial statements.

The Series B Financing was completed on May 28, 2004 and consists of the following transactions:

•	issuance and sale of $12,000,000 Senior Subordinated Convertible Note convertible into 3,428,571 shares of Series B Preferred Stock upon stockholders’ approval, and convertible further into Common Stock at the Series B Conversion Price; and

•	issuance of Common Stock Warrants exercisable upon stockholders’ approval at an initial exercise price of $4.32 per share in an amount equal to one share of Common Stock for every five (5) shares of Common Stock issuable upon conversion of the Series B Preferred Stock, which are themselves issuable upon conversion of the Senior Subordinated Notes.

The Series A Transaction was completed on December 9, 2003 and consists of the following transactions:

•	issuance and sale of 6,726,457 shares of Series A Preferred Stock, initially convertible, subject to adjustment, into a like number of shares of Common Stock (the “Series A Preferred Stock”), together with associated warrants to purchase 1,345,291 shares of Common Stock (the “Series A Warrants”) exercisable at an initial exercise price of $3.28 per share, for an aggregate purchase price of approximately $15,000,000;

•	issuance and sale of $10,000,000 aggregate principal amount of Convertible Notes (the “Convertible Notes”), together with associated warrants to purchase 664,341 shares of Common Stock (the “Note Warrants”) exercisable at an initial exercise price of $3.28 per share; and

•	purchase by the Company of an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock from the Company’s former chairman, Jon Stout, certain members of Mr. Stout’s immediate family and certain entities controlled by Mr. Stout and his family, for an aggregate purchase price of approximately $9,200,000 (the “Stout Repurchase”).

The unaudited pro forma results give effect to the BAI Acquisition, including the Series B Financing and the Series A Transaction. The unaudited pro forma results in the statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 also assume that the Senior Subordinated Notes are not converted or repaid on the maturity date (for the purpose of this pro forma financial section of the proxy statement, we have assumed June 30, 2003 to be the maturity date), which results in the inclusion of additional interest expense to represent the financing costs that would be incurred should the Senior Subordinated Notes not be converted prior to the maturity date. See “Terms of Senior Subordinated Notes – Events of Default” below.

The unaudited pro forma as adjusted results give effect to the conversion of the Senior Subordinated Notes only.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the events described in fact occurred on the dates specified, nor do they purport to project the Company’s results of operations or financial position for any future period or at any future date.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2004

(in thousands, except share and per share amounts)

	ANALEX	BAI	BAI Purchase Adjustments		Pro Forma	Conversion Adjustments		Pro Forma As Adjusted
CURRENT ASSETS
CASH	$11,774,536	$—	$12,000,000	A	$—	$—		$—
			(27,725,537)	B
			(1,460,000)	C
			5,411,001	D
ACCOUNTS RECEIVABLE, NET	13,924,152	8,206,754	—		22,130,906	—		22,130,906
OTHER CURRENT ASSETS	614,409	11,582	(200,000)	E	425,991	—		425,991

TOTAL CURRENT ASSETS	26,313,097	8,218,336	(11,974,536)		22,556,897	—		22,556,897
FIXED ASSETS, NET	552,810	596,480	—		1,149,290	—		1,149,290
OTHER ASSETS
DEFERRED FINANCING COSTS	433,707		200,000	E	633,707	(200,000)	F	433,707
GOODWILL	15,281,616		25,310,097	G	40,591,713	—		40,591,713
NOT TO COMPETE AGREEMENTS	764,874		100,000	H	864,874	—		864,874
CONTRACT RIGHTS	838,789		4,445,311	I	5,284,101	—		5,284,101
DEPOSITS & OTHER	51,077	13,206	—		64,283	—		64,283

TOTAL OTHER ASSETS	17,370,064	13,206	30,055,409		47,438,678	(200,000)		47,238,678

TOTAL ASSETS	$44,235,971	$8,828,022	$18,080,873		$71,144,866	(200,000)		$70,944,866

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$1,326,260	$702,847	$—		$2,029,107	$—		$2,029,107
LINE OF CREDIT	—	2,583,205	(2,583,205)	J	5,411,001	—		5,411,001
			5,411,001	D
NOTES PAYABLE—S/T	1,649,217	2,723	(2,723)	K	1,649,217	—		1,649,217
OTHER CURRENT LIABILITIES	6,399,486	2,678,790	—		9,078,276	—		9,078,276

TOTAL CURRENT LIABILITIES	9,374,963	5,967,565	2,825,073		18,167,601	—		18,167,601
LONG-TERM LIABILITIES
NOTES PAYABLE—L/T	1,920,465	—	—		1,920,465	—		1,920,465
CONVERTIBLE NOTES	3,333,433	—	7,560,000	L	10,893,433	(7,560,000)	F	3,333,433
OTHER L/T LIABILITIES	32,941	10,500	—		43,441	—		43,441

TOTAL LONG-TERM LIABILITIES	5,286,839	10,500	7,560,000		12,857,339	(7,560,000)		5,297,339
CONVERTIBLE PREFERRED STOCK	1,173,801				1,173,801	12,000,000	F	13,173,801
STOCKHOLDERS’ EQUITY
COMMON STOCK	261,234	188,600	36,649	M	297,883	—		297,883
			(188,600)	K
APIC	28,590,292	—	3,720,000	L	38,379,400	—		38,379,400
			6,069,108	M
WARRANTS OUTSTANDING	5,762,907	—	720,000	L	6,482,907	—		6,482,907
ACCUM OTHER COMP LOSS	(32,941)	—	—		(32,941)	—		(32,941)
RETAINED EARNINGS	(6,181,124)	2,661,357	(2,661,357)	K	(6,181,124)	(4,640,000)	F	(10,821,124)

TOTAL STOCKHOLDERS’ EQUITY	28,400,368	2,849,957	7,695,800		38,946,125	(4,640,000)		34,306,125

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$44,235,971	$8,828,022	$18,080,873		$71,144,866	$(200,000)		$70,944,866

See notes to unaudited pro forma combined balance sheet.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(A)	Reflects proceeds from the sale and issuance of an aggregate principal amount of $12,000,000 Senior Subordinated Notes.

(B)	Reflects cash payment to the BAI Sellers.

(C)	Reflects cash payment of transaction costs associated with the BAI Acquisition.

(D)	Reflects proceeds drawn by Analex Corporation from its line of credit to fund a portion of the cash purchase price of BAI.

(E)	Reflects deferred financing costs of $200,000 which will be amortized to interest expense over the life of the Senior Subordinated Notes, which is assumed herein to be 180 days from May 28, 2004.

(F)	Reflects conversion of the Senior Subordinated Notes into Series B Preferred Stock and amortization of the debt discount from the allocation to the Common Stock Warrants, the beneficial conversion charge, and the deferred financing costs.

(G)	Reflects the aggregate of goodwill and other intangibles, including non-competition agreements and contract rights, created by the BAI Acquisition.

Purchase price	$33,831,294
Acquisition costs	1,460,000

$35,291,294
Less: net assets acquired	(9,981,197)

Excess of acquisition cost over net assets acquired	$25,310,097

We believe that the amounts for tangible assets and liabilities on BAI’s consolidated statement of financial position approximate the fair market values of such assets and liabilities and, accordingly, such amounts have not been adjusted in the accompanying pro forma financial information. We are recording the effect of the acquisition based on our preliminary allocation of the purchase price and our final allocation of the purchase price will be determined when all necessary information becomes available (including the resolution of a protest being conducted by BAI of a contract recently awarded to a competitor).

Our estimate of the purchase price consists of (i) $26,000,000 of cash, (ii) $1,726,000 preliminary adjustment to net working capital, (iii) 1,832,460 shares of our Common Stock valued at $6,105,757, and (iv) transaction expenses of approximately $1,460,000. We believe that our estimates and underlying assumptions provide our best estimate of the purchase price. However, there is no assurance that this estimate will not differ from the actual purchase price when BAI’s closing balance sheet as of May 28, 2004 is finalized, which is dependent upon the resolution of a protest of a contract award made to a competitor.

(H)	Reflects three-year non-competition agreements with the BAI Sellers.

(I)	Reflects the preliminary allocation of the purchase price to an intangible asset associated with the contract rights of BAI.

(J)	Reflects elimination of all of BAI’s debt, as provided in the Stock Purchase Agreement with BAI.

(K)	Reflects impact of purchase accounting for certain balance sheet items, including a note payable not assumed and the elimination of BAI’s historical equity.

(L)	Reflects the Senior Subordinated Notes after allocation of fair value to the detachable Common Stock Warrants of $720,000 and recognition of a beneficial conversion charge of $3,720,000.

(M)	Reflects the issuance of the 1,832,460 shares of our Common Stock to the BAI Sellers.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2004

(in thousands, except share and per share amounts)

	ANALEX	BAI	BAI Purchase Adjustments		Pro Forma		Conversion Adjustments		Pro Forma As Adjusted
REVENUES	$17,110,100	$9,067,205	$—		$26,177,305		$—		$26,177,305
OPERATING EXPENSES:
COST OF REVENUES	14,451,700	7,189,165	—		21,640,865		—		21,640,865
SG&A	1,909,800	1,104,175	(313,183)	A	2,700,792		—		2,700,792
AMORTIZATION OF INTANGIBLE ASSETS	149,200	—	227,266	B	376,466		—		376,466

TOTAL OPERATING EXPENSES	16,510,700	8,293,340	(85,917)		24,718,123		—		24,718,123

INCOME FROM OPERATIONS	599,400	773,865	85,917		1,459,182		—		1,459,182
OTHER INCOME (EXPENSE)
INTEREST INCOME	13,300	604	—		13,904		—		13,904
INTEREST EXPENSE	(701,100)	(20,402)	(61,800)	C	(783,302)		210,000	D	(573,302)

TOTAL OTHER INCOME (EXPENSE)	(687,800)	(19,798)	(61,800)		(769,398)		210,000		(559,398)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(88,400)	754,067	24,117		689,784		210,000		899,784
PROVISION (BENEFIT) FOR INCOME TAXES	(76,300)	289,545	(100,553)	E	112,692		84,000	E	196,692

NET INCOME (LOSS)	(12,100)	464,522	124,670		577,092		126,000		703,092

DIVIDENDS ON CONVERTIBLE PREFERRED STOCK	(225,000)	—	—		(225,000)		(180,000)	F	(405,000)
ACCRETION OF CONVERTIBLE PREFERRED STOCK	(937,500)	—	—		(937,500)		—		(937,500)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,174,600)	$464,522	$124,670		$(585,408)		$(54,000)		$(639,408)

EARNINGS (LOSS) PER COMMON SHARE:
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.09)				$(0.04)	G			$(0.04)

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	13,044,691				14,877,151				14,877,151

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.09)				$(0.04)	G			$(0.04)

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	13,044,691				14,877,151				14,877,151

See notes to unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2003

(in thousands, except share and per share amounts)

	ANALEX	BAI	BAI Purchase Adjustments			Series A Transaction Adjustments		Pro Forma		Conversion Adjustments		Pro Forma As Adjusted
REVENUES	$66,126,300	$32,071,478	$(1,000,721)		A	$—		$97,197,057		$—		$97,197,057
OPERATING EXPENSES:
COST OF REVENUES	55,770,400	25,909,429	—			—		81,679,829		—		81,679,829
SG&A	6,318,000	3,733,407	(1,138,659)		A	—		8,912,748		—		8,912,748
AMORTIZATION OF INTANGIBLE ASSETS	450,800		909,062		B	—		1,359,862		—		1,359,862

TOTAL OPERATING EXPENSES	62,539,200	29,642,836	(229,597)			—		91,952,439		—		91,952,439

INCOME FROM OPERATIONS	3,587,100	2,428,642	(771,124)			—		5,244,618		—		5,244,618
OTHER INCOME (EXPENSE)
INTEREST INCOME	—	2,533	—			—		2,533		—		2,533
INTEREST EXPENSE	(519,800)	(54,893)	(5,060,000 (862,500 (248,110	) ) )	H C J	(2,611,893)	I	(9,357,196)		1,282,500	D	(8,074,696)

TOTAL OTHER INCOME (EXPENSE)	(519,800)	(52,360)	(6,170,610)			(2,611,893)		(9,354,663)		1,282,500		(8,072,163)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,067,300	2,376,282	(6,941,734)			(2,611,893)		(4,110,045)		1,282,500		(2,827,545)
PROVISION (BENEFIT) FOR INCOME TAXES	320,900	909,785	(246,292)		E	(431,319)	E	553,073		513,000	E	1,066,073

NET INCOME (LOSS)	2,746,400	1,466,497	(6,695,442)			(2,180,574)		(4,663,118)		769,500		(3,893,618)

DIVIDENDS ON CONVERTIBLE PREFERRED STOCK	(56,700)	—	—			(843,288)	K	(900,000)		(720,000)	F	(1,620,000)
ACCRETION OF CONVERTIBLE PREFERRED STOCK	(236,300)	—	—			(3,513,699)	K	(3,750,000)		—		(3,750,000)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,453,400	$1,466,497	$(6,695,442)			$(6,537,560)		$(9,313,118)		$49,500		$(9,263,618)

EARNINGS (LOSS) PER COMMON SHARE:
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.16							$(0.65)	G			$(0.65	)G

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	14,878,312							14,250,760				14,250,760

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.14							$(0.65)	G			$(0.65	)G

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	17,670,001							14,250,760				14,250,760

See notes to unaudited pro forma combined statements of operations.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(A)	Reflects the elimination of the BAI Sellers’ compensation, including their base compensation and bonus, which will not be an expense incurred by Analex Corporation subsequent to the acquisition since the BAI Sellers terminated their employment with BAI on May 28, 2004. One of the terminated positions will not be replaced and the other will be replaced without a net incremental increase in compensation expense. Due to the existence of cost recoverable type contracts during the year ended December 31, 2003, a downward revenue adjustment is reflected due to the decreased cost.

(B)	Reflects amortization of intangible assets established with the BAI Acquisition, which have estimated lives of three to five years.

(C)	Reflects estimated incremental interest expense associated with debt incurred as part of the financing of the BAI Acquisition. In addition, the reduction of interest expense is due to the lower interest rate of Analex’s revolving credit facility as compared to that of BAI.

	Three Months Ended March 31, 2004	Year Ended December 31, 2003
Interest expense on incremental borrowing:	56,088	233,838
Less: recalculated historical interest expense	5,713	14,272
Adjustment—increase in interest expense	$61,800	$248,110

(D)	Reflects add-back of 7% of cash interest on the Senior Subordinated Notes since the conversion is assumed to have occurred at the beginning of the period.

(E)	Reflects the tax effect of deductible adjustments at the statutory tax rate of 40%.

(F)	Reflects 6% cumulative dividends on the Series B Preferred Stock.

(G)	Basic net income per share is computed by dividing net income available to common stockholders by the weighted average number of shares of Common Stock outstanding for the period and assuming that the Stout Repurchase and the issuance of the 1.8 million shares of Common Stock to the BAI Sellers occurred on January 1, 2003. Diluted net income per share is computed assuming conversion or exercise of all convertible securities, options and warrants at the beginning of the period presented and net income available to common stockholders is adjusted to add back the after-tax amount of interest recognized in the period associated with any convertible debt, unless the result is antidilutive.

The pro forma as adjusted statement of operations for 2003 includes, on a pre-tax basis, non-cash accretion and amortization amounting to approximately $13.5 million.

(H)	Reflects interest on the Senior Subordinated Notes, including amortization of the debt discount and deferred financing costs. Cash interest accrues at 7% per annum and is payable quarterly. The debt discount of $4.4 million was a result of the allocation of fair value of $0.7 million to the Common Stock Warrants, based upon a preliminary estimate of a valuation of the Common Stock Warrants from an independent appraisal and the existence of an embedded beneficial conversion feature of $3.9 million. The resulting debt discount is amortized to interest expense over the life of the Senior Subordinated Notes, which is assumed herein to be 180 days from May 28, 2004 using the effective yield method. The deferred financing costs are amortized to interest expense over the assumed 180-day life of the Senior Subordinated Notes.

(I)	Reflects interest on the Convertible Notes, including amortization of debt discount for the full year 2003 since the Convertible Notes are assumed to have been outstanding since January 1, 2003 rather than the actual issuance date of December 9, 2003. Cash interest accrues at 7% per annum and is payable quarterly. The debt discount was a result of the allocation of fair value of $1.9 million to the Note Warrants, as determined using a fair value option pricing model and the existence of an embedded beneficial conversion feature of $5.3 million. The resulting debt discount is amortized to interest expense over the four-year life of the Convertible Notes using the effective yield method.

(J)	Reflects additional six months of interest assuming that (i) the Senior Subordinated Notes have been outstanding since January 1, 2003; and (ii) Proposal No. 1 to authorize conversion of the Senior Subordinated Notes was not approved at a shareholders’ meeting on or before June 30, 2003. See “Terms of Senior Subordinated Notes – Events of Default” below. Based on these assumptions, the annual interest rate on the $12,000,000 Senior Subordinated Notes would automatically be increased to 14%, and would be subject to further increase to 14.75% on October 1, 2003. This increase in interest rate is reflected in the BAI Purchase Adjustments for 2003 and then removed in the “Conversion Adjustments,” which assumes that Proposal No. 1 is approved.

(K)	Reflects the dividends and accretion of discount on the Series A Preferred Stock for the full year of 2003 since the Series A Preferred Stock is assumed to have been outstanding since January 1, 2003 rather than the actual issuance date of December 9, 2003. The discount on the Series A Preferred Stock was a result of the allocation of fair value of $3.9 million to the Preferred Stock Warrants, as determined using a fair value pricing model, and the existence of an embedded beneficial conversion feature of $11.1 million. The resulting discount is accreted to the Series A Preferred Stock using the effective yield method over the four-year period to the earliest redemption date.